Exhibit 99.1

LEASE AMENDMENT

THIS LEASE AMENDMENT (“Amendment”) is dated as of October 1, 2005 by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and NANOPHASE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A. CP Financing Trust, a Maryland real estate financing trust (“Original Landlord”) and Tenant entered into that certain Industrial Building Lease dated as of June 15, 2000 (“Lease”) with respect to certain premises commonly known as 1319 Marquette, Romeoville, Illinois, as more particularly described in the Lease.

B. Landlord is the successor to Original Landlord’s interest in the Lease.

C. The Term of the Lease expires on July 31, 2006. Tenant and Landlord have agreed to extend the Term of the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

2. Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

3. Term. The Term of the Lease is hereby extended from August 1, 2006 through and including December 31, 2015 (“Extended Term”). All terms and conditions of the Lease, as amended hereby, shall remain in full force and effect through the Extended Term.

4. Base Rent. The Base Rent Schedule in Section 1.1.A. of the Lease is hereby deleted and the following substituted therefor:

Period	Annual Base Rent	Monthly Base Rent
October 1, 2005-December 31, 2005	$316,022.75	$26,335.23
January 1, 2006-May 31, 2006	$0.00	$0.00
June 1, 2006-December 31, 2006	$300,000.00	$25,000.00
January 1, 2007-December 31, 2007	$306,000.00	$25,500.00
January 1, 2008-December 31, 2008	$312,000.00	$26,000.00
January 1, 2009-December 31, 2009	$318,000.00	$26,500.00

Period	Annual Base Rent	Monthly Base Rent
January 1, 2010-December 31, 2010	$325,200.00	$27,100.00
January 1, 2011-December 31, 2011	$331,200.00	$27,600.00
January 1, 2012-December 31, 2012	$338,400.00	$28,200.00
January 1, 2013-December 31, 2012	$344,400.00	$28,700.00
January 1, 2014-December 31, 2014	$351,600.00	$29,300.00
January 1, 2015-December 31, 2015	$358,800.00	$29,900.00

5. Option to Renew. Tenant shall have the option (“Option to Renew”) to renew the Initial Term for all of the Premises as of the expiration date of the Extended Term, for two (2) additional consecutive periods of five (5) years each (“Renewal Term”) upon the following terms and conditions:

a.	Tenant gives Landlord written notice of its exercise of an Option to Renew no later than twelve (12) months prior to the then current Termination Date.

b.	Tenant is not in default under this Lease either on the date Tenant delivers the notice required under Paragraph A above or at any time thereafter prior to the commencement of the Renewal Term.

c.

All of the terms and provisions of this Lease shall be applicable to each Renewal Term, except that Base Rent for the each Renewal Term shall be determined as follows: Base Rent for the first year of the Renewal Term shall be equal Landlord’s determination of the Fair Value. For purposes of this Amendment “Fair Value” shall mean Landlord’s determination, utilizing its reasonable judgment, of an annual amount per rentable square foot for each year of the applicable renewal term for which Fair Value is being determined beginning with the first (1st) day of the subject period that a willing, creditworthy, new non-equity tenant leasing comparable space to Tenant’s would pay and a willing, comparable landlord of a building comparable to the Building in the Chicago metropolitan area (“Market”) would accept at arm’s length, giving appropriate consideration to annual rental rate per rentable square foot, rental escalations, length of lease term, size and location of the premises being leased, and other generally applicable terms and conditions including but not limited to rent abatement, tenant improvements and other concessions provided to Tenant for comparable space in comparable buildings located in the Market. In the event Tenant notifies Landlord within ten (10) days after receipt of notice of Landlord’s determination of Fair Value that Tenant disagrees with Landlord’s determination, then, at the option of Landlord or Tenant, Landlord and Tenant shall institute an appraisal procedure to determine the Fair Value by jointly nominating and appointing, within ten (10) days after receipt of notice from the other party, one appraiser who shall make a determination of the Fair Value of the Premises. If Landlord and Tenant fail to jointly agree on the nomination and appointment of one appraiser within said ten (10) day period, each party shall then each nominate and appoint one appraiser within fifteen (15) days after the end of the initial ten (10) day period and give notice of such appointment to the other party. Upon the appointment of the two appraisers as aforesaid, the two appraisers so appointed shall jointly make a determination of the Fair Value of the Premises. If either party fails to appoint an appraiser within said fifteen (15) day period, the appraiser appointed by the other party shall make the determination of the Fair Value. If the two appraisers are unable to agree upon a determination of the Fair Value of the Premises within fifteen (15) days after the appointment of the second appraiser, the two appraisers shall jointly nominate and appoint a third appraiser within fifteen (15) days after the expiration of said fifteen (15) day period and give written notice of such appointment to both parties. In the event the two appraisers fail to appoint such third appraiser within said fifteen (15) day period, either party may thereafter apply to the United States District Court for the Northern District of Illinois for the appointment of such third appraiser. The third appraiser shall make a determination of the Fair Value. In the event the three appraisers are unable to agree upon a determination of the Fair Value of the Premises within fifteen (15) days after the appointment of the third appraiser, then the Fair Value shall be an amount equal to the average of the three values contained in the respective written appraisals submitted by the appraisers. The appraisers shall make their determination in writing and give notice thereof to both parties. Each appraiser shall afford both parties a hearing and the right to submit evidence, with the privilege of cross-examination in connection with its determination of the Fair Value. In the event any appraiser appointed as aforesaid shall die or become unable or unwilling to act before completion of the appraisal, such appraiser’s successor shall be appointed in the same manner as provided above. Any appraiser appointed hereunder shall (x) be independent of both parties (and of all persons and entities with interest in either party); (y) have not less than five (5) years’ experience in the appraisal of real property; and (z) hold the professional designation M.A.I., or if the M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization. All appraisal fees and expenses shall be borne equally by the parties.

d.	Tenant shall to accept the Premises during each Renewal Term in an “as is” physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

e.	In the event Tenant exercises an Option to Renew, Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the renewal of the Term on the terms herein provided, which amendment shall be executed and delivered promptly after the determination of Base Rent to be applicable to the applicable Renewal Term as hereinabove provided.

f.	The Option to Renew herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant’s right to possession of the Premises, (iii) any assignment or subletting by Tenant, except as expressly allowed under this Lease, or (iv) the failure of Tenant to timely or properly exercise either Option to Renew.

g.	Landlord and Tenant acknowledge and agree that no real estate brokerage commission or finder’s fee shall be payable by Landlord in connection with any exercise by Tenant of either Option to Renew herein contained.

6. Tenant Improvement Allowance. Landlord agrees that Landlord shall pay to Tenant a sum equal to the lesser of (i) the actual cost of Tenant’s Improvements (as hereinafter defined), or (ii) FIFTY THOUSAND AND NO/00 DOLLARS ($50,000.00) (“Landlord’s Contribution”) on the terms and conditions contained herein. Landlord’s Contribution shall be paid to Tenant to reimburse Tenant for the actual cost of improvements installed by Tenant in the Premises (“Tenant Improvements”) provided such improvements: (i) are of the same general character as the existing improvements in the Premises; (ii) are non-structural in nature; (iii) do not require openings on the roof or exterior walls of the Building; (iv) do not affect any building system; (v) are completed prior to December 31, 2006 (vi) consist of improvements to the structure, electrical, plumbing, lighting or HVAC systems of the Premises, and do not include personal property of Tenant, and (vii) are otherwise acceptable to Landlord in its reasonable discretion.

Landlord’s Contribution shall be paid in one installment by Landlord to Tenant within ten (10) days of Tenant’s presentation of reasonable documentation evidencing (i) the amounts due to Tenant, including presentation of a contractor’s statement final lien waivers, as the case may be, covering all work for which the Tenant is requesting payment; (ii) final completion of the Tenant Improvements; (iii) a sworn statement from Tenant setting forth in detail all contractors and material suppliers with whom Tenant has contracted, their addresses, work or materials to be furnished, amounts of contracts, amounts paid to date, amounts of current payments and balances due; and (iv) a certification by Tenant’s contractor that the Tenant’s Improvements have been completed and materials are in place as indicated by the request for payment.

7. Option to Purchase. Provided that (a) Tenant has not either assigned this Lease or sublet the Premises other than for a Permitted Sublease, and (b) no Event of Default under the terms of this Lease then exists, then Tenant is granted an option (hereinafter referred to as the “Purchase Option”) to purchase the Premises on the following terms and conditions:

a.	The Purchase Option shall be exercisable for a closing date from and after April 1, 2006 but prior to April 30, 2007. If the Purchase Option is not duly exercised within the period allowed hereunder or does not include the earnest money deposit referred to below, the Purchase Option shall automatically terminate and be of no further force and effect. The Purchase Option shall be exercised by Tenant by written notice signed by Tenant and received by Landlord on or before six (6) months prior to the proposed closing date. The date of Tenant’s election shall be the date that Landlord receives the notice of election. The closing date for the purchase and sale of the Premises shall be on the date which is either (i) ninety (90) days after the date of Tenant’s election, or (ii) on a date selected by Landlord provided the same is no later than nine (9) months after the date of Tenant’s election. In no event shall the Closing Date be earlier than April 1, 2006, or later than April 30, 2007.

b.	The notice of exercise to be effective shall be accompanied by a cashier’s or certified check in the sum of ONE HUNDRED THOUSAND AND NO/00 DOLLARS ($100,000.00), which sum shall be earnest money and shall be applied toward the Purchase Price at the Closing, as such terms are hereinafter defined; such sum shall be placed in an interest bearing account with interest accruing until Closing for Tenant’s benefit. In the event that after exercising the Purchase Option Tenant fails to consummate the purchase of the Premises on the date of the Closing for any reason other than as a result of Landlord’s failure to deliver title to the Premises as required hereunder, the earnest money deposit plus accrued interest shall be forfeited to Landlord as liquidated damages for the breach of this provision of the Lease. At all times after the exercise of the Purchase Option and prior to the actual Closing or if the Closing does not occur due to a default by Tenant, this Lease shall remain in full force and effect and all of the obligations of Tenant, including, but not limited to, the obligation to pay Rent shall continue.

c.	The total Purchase Price for the Premises shall be $4,200,000.00 provided Landlord has not made any additional improvements to or expansion of the Premises. In the event Landlord has made any additional improvements or expansion of the Premises subsequent to the date hereof, Landlord shall within fifteen (15) days after receipt of Tenant’s notice exercising its option to purchase, provide Tenant with a revised purchase price for the Premises. Tenant shall have a period of fifteen (15) days after receipt of Landlord’s notice in which to accept or reject Landlord’s revised purchase price and Tenant’s failure to respond within said fifteen (15) day period shall be deemed to be Tenant’s acceptance of the revised purchase price. In the event Tenant rejects the revised purchase price, Tenant’s exercise of its option to purchase shall be deemed withdrawn and this Lease shall continue in full force and effect.

d.	The balance of the Purchase Price, plus or minus prorations, shall be paid by wire transfer at Closing.

e.	Landlord agrees to convey, or cause to be conveyed, to Tenant, or Tenant’s nominee, title to the Premises by a recordable, stamped special warranty deed, subject only to: (a) general real estate taxes and special assessments; (b) acts of Tenant and those parties acting through or for Tenant; (c) the matters set forth on Exhibit “D” attached to the Lease; and (d) the Lease.

f.	The consummation of the transaction herein described (herein referred to as the “Closing”) shall be at 10:00 a.m. on the date set forth above at the offices of Chicago Title and Trust Company in Chicago, Illinois in accordance with standard Deed and Money Escrow. If the date for Closing or performance falls on a Saturday, Sunday or holiday, then the date shall be deferred until the first (1st) business day prior thereto.

g.	Landlord shall deliver and Tenant agrees to accept possession of the Premises on the day of the Closing.

h.	Landlord shall deliver, or cause to be delivered, to Tenant or Tenant’s nominee, within thirty (30) days after Landlord’s receipt of the exercise notice, a current title commitment from Chicago Title Insurance Company or such other title company chosen by Landlord for an ALTA (1992) Form Owner’s Title Insurance Policy in the amount of the Purchase Price. At the Closing, Landlord shall cause to be issued to Tenant or Tenant’s nominee an ALTA (1992) Form Owner’s Title Insurance Policy with extended coverage in the amount of the applicable Purchase Price hereof covering title to the Premises on the date thereof. The aforesaid commitment and policy shall be subject only to the title exceptions set forth on Exhibit D to the Lease. The commitment may also be subject to title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the Closing and which Landlord will so remove at that time by using the funds to be paid to Landlord hereunder (all of which are herein referred to as the “Permitted Exceptions”). The title policy shall be conclusive evidence of good title as therein shown as to all matters insured by the policy subject to the exceptions therein stated.

i.

If the title commitment discloses unpermitted exceptions, Landlord shall have thirty (30) days from the date of delivery thereof to have the exceptions removed from the commitment or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions provided such alternative insurance is acceptable to Tenant’s Lender. If Landlord fails to have the exceptions removed, or in the alternative, to obtain the commitment for title insurance specified above as to such exceptions within the specified time, Tenant may terminate the Purchase Option or may elect, upon notice to Landlord within ten (10) days after the expiration of the thirty (30)-day period, to take title as it then is with the right to deduct from the Purchase Price liens or encumbrances of a definite or ascertainable amount. If Tenant does not so elect, the Purchase Option shall become null and void without further actions or liability of the parties and the earnest money deposited by Tenant pursuant to the terms hereof shall be returned to Tenant, together with all interest earned thereon, but this Lease shall remain in full force and effect and all of the covenants, agreements and obligations of Tenant hereunder shall continue.

j.	Landlord shall pay the amount of any stamp or transfer tax imposed by law by the State of Illinois and the County of Will on the transfer of title, and shall furnish completed Real Estate Transfer Declarations signed by Landlord or Landlord’s agent in the forms required pursuant to the Real Estate Transfer Tax Acts of the State of Illinois and the County of Will. The Tenant shall pay the amount of the local transfer taxes, if any. All tax and other deposits held by Landlord hereunder shall be returned to Tenant at closing.

k.	The provisions of the Uniform Vendor and Tenant Risk Act of the State of Illinois shall not be applicable to the Purchase Option.

l.	Time is of the essence with respect to the Purchase Option.

m.	The Purchase Option herein granted shall automatically terminate upon the earliest to occur of: (i) April 30, 2007 if the Purchase Option has not been exercised; (ii) the termination of Tenant’s right to possession of the Premises; (iii) the termination of the Term; (iv) the assignment of this Lease or the subletting of the Premises other than for a Permitted Sublease; or (v) the failure of Tenant to timely or properly exercise the Purchase Option.

n.	Tenant agrees to cooperate with Landlord if Landlord notifies Tenant that it desires to complete a like-kind exchange under Section 1031 of the Internal Revenue Code. Tenant agrees to execute any documents requested by Landlord, provided Tenant incurs no additional liabilities in connection therewith. In the event that Landlord elects to engage in such like-kind exchange, the rights of Landlord and the obligations of Tenant under this Article may, at Landlord’s option, be assigned to a qualified intermediary and one or more exchange trusts in order to consummate same.

o.	Landlord and Tenant agree that no brokerage commission shall be due or payable to any party in connection with the exercise of the Option to Purchase herein contained.

8. Lease Options. Except for the Option to Purchase contained in this Amendment, Tenant shall have no other right or option to purchase the Building and Articles XXVII and XXVIII of the Lease are hereby deleted. Except for the Option to Renew contained in this Amendment, Tenant shall have no other right or option to renew the Term of the Lease, and Article XXXV of the Lease is hereby deleted. Article XXXIX of the Lease is also hereby deleted.

9. No Other Modification. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

10. No Default. Tenant acknowledges that the Lease is in full force and effect and that there are no defaults thereunder or any conditions which with only the passage of time or giving of notice or both would become a default thereunder. Landlord acknowledges that, to its actual knowledge, Tenant is not in default under any of the terms of the Lease.

11. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12. Modification. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

13. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

14. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

16. Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

17. No Third Party Beneficiaries. This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.

18. Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.

19. Facsimile Signatures. The parties hereto agree that the use of facsimile signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.

20. No Commissions. Tenant and Landlord each represents and warrants to the other that it has not dealt with any person or entity entitled to a brokerage commission, finder’s fee or other compensation with respect to this Lease other than JSQ Real Estate Consulting Company (“Broker”), who shall be paid by Landlord upon execution of this Amendment by Landlord and Tenant pursuant to a separate agreement between Landlord and Broker. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Landlord by reason of any breach or inaccuracy of the Tenant’s ( or its nominee’s) representations and warranties contained in this paragraph. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Tenant by reason of any breach or inaccuracy of Landlord’s representations and warranties contained in this paragraph. Landlord and Tenant agree that it is their specific intent that neither Broker or any other broker shall be a party to or a third party beneficiary of this Amendment, that no broker shall have any rights or cause of action hereunder, and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.

WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

LANDLORD: CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust		TENANT: NANOPHASE TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Sean P. Maher	By:	/s/ Jess Jankowski
Its:	Executive Vice President Portfolio Operations	Its:	Chief Financial Officer
Name:	Sean P. Maher	Name:	Jess Jankowski

By:	/s/ Michael Tortorici
Its:	Vice President Controller
Name:	Michael Tortorici